Exhibit (17)(a)

PERSONAL CODE OF ETHICS
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Personal Account Dealing
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Outside Business Activities
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Gifts, Entertainment and Other Benefits Received
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Political Activities

Effective: July 1, 2026
Last Reviewed: June 26, 2026

Personal Code of Ethics
Contents

1	Overview	2
1.1	Policy Statement	2
1.2	Scope	2
1.3	Roles and Responsibilities	2
1.4	References	3
1.5	Escalation Requirements	3
2	Definitions	4
3	Policy Requirements	4
3.1	Personal Account Dealing (“PAD”)	4
3.1.1	Key Principles	4
3.1.2	Approved Brokers	4
3.1.3	Disclosure Requirements	4
3.1.4	Preclearance Requirements	5
3.1.5	Conditions and Restrictions	6
3.1.6	Exceptions	7
3.1.7	Trading in Janus Henderson Products	8
3.2	Outside Business Activities (“OBA”)	9
3.2.1	Key Principles	9
3.2.2	Disclosure and Approval Requirements	9
3.2.3	Approval Process	10
3.3	Gifts, Entertainment and Other Benefits Received	10
3.3.1	Key Principles	10
3.3.2	Disclosure and Pre-Approval Requirements	11
3.3.3	Approval and Exceptions Process	12
3.4	Political Activities	12
3.4.1	Key Principles	12
3.4.2	Disclosure and Pre-Approval Requirements	13
3.4.3	Approval and Exceptions Process	13
3.4.4	Conditions and Prohibitions	13
3.4.5	Soliciting U.S. Government Entities on Behalf of SEC-Registered Advisers	14
Appendix 1 − Definitions		15
Appendix 2 – PAD Guidelines		17
Appendix 3 – Gifts, Entertainment and Other Benefits Limits, Thresholds and Guidelines		19
U.S. and North America Requirements		19
UK and Europe Requirements		20
Asia Pacific Requirements		21
Appendix 4 – Policies for Independent Fund Trustees		22

Personal Code of Ethics
1
Overview
1.1
Policy Statement
Janus Henderson is entrusted with the assets of our clients for investment purposes. As a result, we have an obligation to place our clients’ interests before our own and manage conflicts of interest fairly. The Personal Code of Ethics (the “Code”) provides a set of rules and principles to ensure that we meet that obligation when we engage in personal account dealing, conduct outside business activities, receive gifts, entertainment and other benefits, and participate in political activities.
While the Code sets out a number of requirements, prohibitions and conditions, it does not cover every possible scenario and cannot be a replacement for your good judgment. Where the application of the Code is unclear, you should evaluate your proposed course of conduct against the following values and/or consult with Compliance:
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We place the interests of our clients first.
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We are honest and forthright in words and actions.
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We avoid, mitigate and/or disclose relevant conflicts of interest.
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We comply with applicable laws, rules and regulations.
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We hold each other accountable by reporting any violations of the Code.
The Code has been drafted to comply with laws, rules and regulations of the various jurisdictions where Janus Henderson operates.
1.2
Scope
Except as otherwise noted or agreed, the Code applies to all Employees of Janus Henderson.  The Code also applies to directors, trustees, officers and employees of funds sponsored by Janus Henderson to the extent those funds have adopted the Code as their own.1 The independent trustees of the Janus Investment Fund, Janus Aspen Series, Janus Detroit Street Trust and Clayton Street Trust are subject only to specific obligations and restrictions in Appendix 4 – Policies for Independent Fund Trustees.
1.3
Roles and Responsibilities
Employees will attest to their receipt of the Code at hire, on an annual basis and anytime material amendments to the Code are made. In attesting to the Code, Employees agree to their understanding of the Code and agree to comply with the requirements of the Code.
Compliance administers and monitors adherence to the Code, including by reviewing disclosures, providing training and identifying violations. Compliance also maintains and oversees the maintenance of certain records in accordance with applicable legal and regulatory requirements.
The Ethics & Conflicts Committee or any successor committee which assumes its responsibilities (“Ethics & Conflicts Committee”) provides oversight of the Code, including by reviewing exceptions and addressing
1 For avoidance of doubt, the Code does not apply to non-executive directors of Janus Henderson Investors Europe SA and its funds under management, regardless of the adoption of the Code as their own.

Personal Code of Ethics

violations. The Ethics & Conflicts Committee reviews the Code on a periodic basis in line with business changes and changes to regulation.
The Janus Investment Fund, Janus Aspen Series, Janus Detroit Street Trust and Clayton Street Trusts’ Boards of Trustees must approve any material amendments to the Code.
1.4
References
The Code is designed to ensure compliance with laws, rules and regulations applicable to Janus Henderson’s business across the globe, including but not limited to:
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Section 206 of the US Investment Advisers Act of 1940
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Section 17(j) of the US Investment Company Act of 1940
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SEC Rule 17j-1, Personal Investment Activities of Investment Company Personnel
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SEC Rule 204-2, Books and Records To Be Maintained by Investment Advisers
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SEC Rule 204A-1, Investment Adviser Codes of Ethics
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SEC Rule 206(4)-5, Political Contributions by Certain Investment Advisers
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FINRA Rule 3320, Influencing or Rewarding the Employees of Others
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FINRA Rule 3270, Outside Business Activities of Registered Persons
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FINRA Rule 3280, Private Securities Transactions of an Associate Person
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FCA COBS 2.3 and 2.3A, Inducements
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FCA COBS 11.7 and 11.7A, Personal Account Dealing
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Hong Kong SFC Code of Conduct for Persons Licensed by or Registered with the SFC Section 12.2
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IMAS Code of Ethics & Standards of Professional Conduct 2.12, Personal Conduct and Training
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IMAS Code of Ethics & Standards of Professional Conduct 2.14, Gifts and Entertainment
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ASX Listing Rules 12.9 et seq., Trading Policy
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Section 38 and 166 of Financial Instruments and Exchange Act
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NYSE Listing Rules 303A.10, Code of Business Conduct and Ethics Requirements

The Code complements and should be read in conjunction with other policies that address ethics and conflicts, such as the Code of Business Conduct, the Conflicts of Interest Policy, the Market Abuse Policy, and the Anti-Bribery and Corruption Policy.

1.5
Escalation Requirements
Failure to adhere to any of the requirements of the Code or report violations may result in a breach of the Code. The Company takes breaches very seriously. Any potential violation of the provisions of the Code will be investigated by Compliance and may be reported to the Ethics & Conflicts Committee. If a determination is made that a violation has occurred, Janus Henderson may impose appropriate sanctions, including but not limited to one or more of the following: a written warning, profit surrender to charity, personal trading ban, termination of employment, or referral to civil or criminal authorities.
Material violations of our personal account dealing rules will be reported promptly to the respective boards of trustees/managers of the Janus Henderson Products or relevant committees of the boards.
To report suspected violations of the Code, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our independent hotline provider on an anonymous or identified basis via web at https://janushenderson.ethicspoint.com or telephone at 844.765.6701 (U.S.), 0808.234.9715 (UK) or AT&T Direct Access Code + 844.765.6701 (Other). The Company will not tolerate any discrimination, harassment or retaliation against anyone who makes a good faith report or assists in an investigation.

2

Personal Code of Ethics

Definitions
See Appendix 1 − Definitions.
3
Policy Requirements
3.1
Personal Account Dealing (“PAD”)
3.1.1
Key Principles
Your Personal Account Dealing may present an actual, potential or apparent conflict or other risk that could harm the Company, its shareholders or its clients. In order for Janus Henderson to identify and manage these conflicts and risks, you must disclose brokerage accounts and holdings, disclose and receive approval for any Personal Account Dealing and conduct approved securities transactions in accordance with the requirements of this Code.
You must carefully consider the nature of your Janus Henderson responsibilities— and the type of information that you might be deemed to possess considering any particular securities transaction—before engaging in any investment-related activity or transaction. In addition:
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You may not improperly benefit by causing a client to act, or fail to act, in making investment decisions.
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You may not profit, or cause others to profit, based on your knowledge of completed or contemplated client transactions.
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You must preclear all your personal trades and subsequently execute your trades in accordance with stated timeframes.
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Where applicable, you must execute all your personal trades with Approved Brokers as outlined below.
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You may not deal where the transaction is considered in conflict with the interests of our clients or the parameters set by the PAD policy, including dealing in securities on the Janus Henderson restricted lists.
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You may not deal on the basis of material non-public (inside) information.
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You may not engage in any behaviour that can be interpreted as an attempt to circumvent the requirements of the PAD policy, including but not limited to “spread betting” on Covered Securities, entering into “event contracts” or other prediction market activity in relation to Covered Securities or requesting to trade a single-stock ETF following denial of a request to trade in the underlying stock.
3.1.2
Approved Brokers
All Employees located in the U.S. and the U.K. are required to maintain Reportable Accounts at, and execute all transactions in Covered Securities through, one or more Approved Brokers. All Reportable Accounts held with a non-Approved Broker must be moved to an Approved Broker within 90 days of your start date unless the account qualifies for an exception.
See Approved Broker Guidelines for the current list of Approved Brokers and exceptions.
3.1.3
Disclosure Requirements
Within 10 calendar days of your start date, you must disclose (i) all Reportable Accounts and (ii) all Covered Securities and Janus Henderson Products in which you have Beneficial Ownership. Reportable Accounts are brokerage or other accounts in which you have Beneficial Ownership (i.e., generally accounts owned by or for

Personal Code of Ethics

the benefit of you, your spouse or partner, your dependent children and other dependents living in your household) and that hold or can hold Covered Securities or Janus Henderson Products.2
On an ongoing basis, you must promptly disclose any newly opened Reportable Accounts before executing any transactions. Please note that any new accounts must be consistent with the Approved Broker Guidelines discussed in section 3.1.2 above. You must also timely disclose transactions in Covered Securities other than ETFs and holdings in Janus Henderson Products as outlined below.
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Electronic feeds – If you hold relevant accounts with an Approved Broker, you must allow your broker to provide Compliance with transactions and holdings data via electronic feed.
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Employee uploads – If you hold relevant accounts with a non-Approved Broker, you must enter the trade details and upload the trade confirmation/contract notes into MCO within 7 days of executing a precleared trade. Additionally, you must complete periodic attestations that you have disclosed all of your trades in Covered Securities and holdings in Janus Henderson Products and may be required to provide periodic account statements confirming your trades and holdings in Covered Securities and/or Janus Henderson Products as and when required by Compliance.
On an annual basis, you must attest that you have disclosed (i) all Reportable Accounts and (ii) all Covered Securities and Janus Henderson Products in which you have Beneficial Ownership. You may also be required to complete additional attestations to meet jurisdictional and regulatory requirements.
3.1.4
Preclearance Requirements
You must preclear any transactions in Covered Securities other than ETFs3 in which you have Beneficial Ownership (i.e., generally trades by or on behalf of you, your spouse or partner, your dependent children and other dependents living in your household) via MCO unless the transaction meets one of the exceptions noted in section 3.1.6.
You are prohibited from transacting in Covered Securities while in the possession of material non-public (inside) information, which may include knowledge of client transactions in the security. All preclearance requests are evaluated for potential client conflicts or market abuse, including by comparing against the Janus Henderson trade blotter and restricted list. If you are requesting to trade a Covered Security that you cover or that is an eligible investment for client accounts you manage or advise, you must explain why the trade does not present any client conflicts via the preclearance form in MCO.
All approvals and denials will be communicated from MCO via email. Generally, most requests are approved or denied immediately and automatically through application of rules in MCO; however, some requests may take longer to evaluate depending on the specifics of the security and the transaction. Receipt of an automated approval notice from MCO indicates that the system did not identify a conflict with client trading. You are still responsible for executing your trades in compliance with all applicable requirements of the Personal Code of Ethics (e.g., holding period rules), other company policies (e.g., Market Abuse Policy) or relevant laws, rules and regulations (e.g., insider trading laws).
If your requested transaction is approved and you choose to transact, you must place and execute your transaction by market close on the day after you receive an approval email from MCO. If the day after the date of

2 See Appendix 2 – PAD Guidelines for more detailed information on Beneficial Ownership and Covered Securities.
3 Any trade in a single-stock ETF will be treated as a trade in the underlying security and therefore subject to preclearance.

Personal Code of Ethics

preclearance approval is a market holiday or a weekend, then you must place and execute the transaction by market close on the day you receive approval. If your trade has a delayed execution date (e.g., an illiquid or unlisted security), you should request an exception from Compliance.
If the transaction is not placed and executed within the approved timeframe, then you must submit a new preclearance request in MCO. Limit orders are allowed only if they are set to expire within the preclearance approval window.
Private Placements and Other Limited Offerings
You must preclear all initial and subsequent investments in Covered Securities offered as part of a private placement or other limited offering, including investments in private funds managed by Janus Henderson or other investment advisers, via the Private Placement/Limited Offering form in MCO. To allow sufficient time for your preclearance request to be evaluated, please submit your request at least two weeks in advance of the proposed transaction date. In determining whether approval should be given, Compliance will consider, among other factors, whether the investment opportunity should be reserved for a client and whether the opportunity is being offered to the individual by virtue of his or her position with Janus Henderson. Contact Compliance for assistance with these requests.
You are generally prohibited from participating in initial public offerings (IPOs). Exceptions to this rule will be considered only under limited circumstances and only with prior approval from Compliance in consultation with the Ethics & Conflicts Committee where appropriate. Contact Compliance for advice and direction.
3.1.5
Conditions and Restrictions
Blackout Periods
Generally, you will not be approved to deal in a Covered Security when there is a pending buy or sell order for a client in that same security. Additionally:
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Access Persons will generally not be approved to trade in a Covered Security within one (1) business day after a client trade occurs in the same security.
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Investment Persons will generally not be approved to trade in a Covered Security within seven (7) calendar days after a client trade occurs in the same security.
Best Price Rule
In order to eliminate even the appearance of impropriety, if you buy or sell a Covered Security within seven days before a client trade is executed in the same security and pay or receive a better price than the client, you may be required to surrender the aggregate price advantage to charity4. The Best Price Rule is generally applied to all trades executed by portfolio managers, research analysts and traders. Additionally, it may be applied to any employee’s trade that was not appropriately precleared. All applications of the Best Price Rule are subject to discretion of Compliance and may be reported to the Ethics & Conflicts Committee.
Minimum Holding Period
In order to prevent opportunistic or speculative trading, you must hold Covered Securities other than ETFs5 for 60 calendar days prior to profiting on the investment. The holding period is applicable for any purchase and subsequent sale, or any sale then subsequent purchase (for short sales), of the same Covered Security (or its

4 Approved charity requirements will be specific to the country in which the employee resides.

5 Any trade in a single-stock ETF will be treated as a trade in the underlying security and therefore subject to the 60-day holding period.

Personal Code of Ethics

equivalent) where a profit will occur. With respect to derivatives, any transaction to close out a derivative position cannot be executed until the end of the holding period.
The holding period starts the day after execution of your trade. Profit calculations are made using the “first-in, first-out” (FIFO) method. Violations of the minimum holding period may require surrender of profits to charity.
3.1.6
Exceptions
Excluded Transactions
The following transactions in Covered Securities are excluded from the trading restrictions described in sections 3.1.4 and 3.1.5:
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Gifts or other in-kind transfers of securities;
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Acquisitions as a result of gift or inheritance;
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Acquisitions as a result of a corporate action;
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Acquisitions of an employer’s securities through a stock grant;
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Purchases or sales that are not Employee-directed, including:
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Purchases of an employer’s securities through that employer’s retirement plan or stock purchase plan;
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Sales in response to broad-based tender offers;
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Broker-initiated transactions related to fees or other administrative actions;

Any Employee-directed transactions in securities acquired through the circumstances listed above are subject to all trading restrictions of the PAD policy.
Automated Investment Plans
Purchases that are part of an automatic investment plan that has been disclosed to and approved by Compliance are generally excluded from the trading restrictions described in sections 3.1.4 and 3.1.5 to the extent they are applicable. These plans are generally limited to ETFs, Investment Trusts or similar pooled investment products.  Important: any modifications to an automatic investment plan, including purchases that override the pre-set schedule or allocation, must also be disclosed to and approved by Compliance.
Discretionary Accounts
Where you do not have direct or indirect influence or control over trading in a Reportable Account (e.g., as a result of irrevocable delegation to an adviser), you may request that Compliance treat the account as a “Discretionary Account.” If the account is treated as a Discretionary Account, transactions in the account will not generally be subject to the standard preclearance requirements and minimum holding period otherwise applicable.
While the requirements are relaxed, Discretionary Accounts remain subject the disclosure requirements in section 3.1.3. Moreover, any participations in private placements or other limited offerings by Discretionary Accounts remain subject to requirements of section 3.1.4, including the general prohibition on participation in IPOs.
In order to rely upon this exception, you must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of an independent financial advisor or other independent third-party (a “manager”) and receive approval from Compliance. In addition, on an ongoing basis, you must immediately inform Compliance if you terminate the relationship with the manager, make material changes to the terms of the relationship with the manager or exercise influence or control over trading by the manager in the Discretionary Account. On an annual basis, you must also acknowledge and attest that: (i) you have had no direct or indirect influence or control over the trading decisions in your Discretionary Account(s); and (ii) you did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the Discretionary Account(s).

Personal Code of Ethics

Hardship
Where any of the restrictions outlined above would cause undue hardship due to your personal circumstances, you may request an exception. Any exception granted requires the review and approval from Compliance and may be reported to the Ethics & Conflicts Committee.
3.1.7
Trading in Janus Henderson Products
Janus Henderson serves as the adviser or subadviser to a variety of investment products, including U.S mutual funds, ETFs, UCITS, OEICs, other open-end funds, investment trusts and private/commingled funds. Any Employee holdings in Janus Henderson Products must be disclosed in MCO; however, any transactions in Janus Henderson Products generally do not need to be precleared unless they are also Covered Securities that require preclearance approval (e.g., Investment Trusts and Private Funds).
You are discouraged from engaging in short-term or speculative transactions in Janus Henderson Products where such trading is inconsistent with its intended use. You are also prohibited from trading in any Janus Henderson Products while in the possession of material non-public (inside) information concerning it. Such information may include knowledge of material liquidity challenges, material valuation actions, material redemptions or material changes to portfolio management. Please contact Compliance for advice and direction. Additional restrictions may apply to certain Janus Henderson Products as outlined below.
Janus Henderson U.S. Mutual Funds
You are not required to preclear transactions in Janus Henderson U.S. Mutual Funds (specifically funds in the Janus Investment Fund or Janus Aspen Series); however, all Janus Henderson U.S. Mutual Funds except money market funds are subject to a minimum holding period of 90 days. The holding period is applicable for any purchase and subsequent sale of the same fund where a profit will occur and starts the day after execution of the trade and lasts through the 90th day. The restriction is calculated using a “first in, first out” (FIFO) basis. The holding period does not apply to acquisitions or sales of a fund where it is executed without instruction from the Employee (e.g., automatic dividend reinvestments, share plan investing etc.).
Janus Henderson Investment Trusts6
Janus Henderson investment trusts are treated the same as all other investment trusts under the Code, including with respect to preclearance and minimum holding period requirements. See sections 3.1.4 and 3.1.5. Please note that investment trusts may be placed on the restricted/embargoed list, including during any “closed periods.” All preclearance requests for Janus Henderson investment trusts will be blocked pending checks for risks such as closed periods or involvement in buy-back programmes.
Fund managers of Janus Henderson investment trusts should be aware of the specific regulatory risks associated with personal investments in their trusts and should consult Compliance if they consider that there might be any potential conflict or market conduct risk associated with a proposed personal account trade.
Janus Henderson Exchange Traded Products
Janus Henderson ETFs, like all ETFs, are not subject to preclearance or minimum holding period, however, they are subject to the general principles of the Code, including those around trading on material non-public (inside) information and short-term or speculative transactions where inconsistent with their intended use. Moreover, you are required to ensure your holdings in Janus Henderson ETFs are reported accurately in MCO. See section 3.1.3.
6 A list of these Investment Trusts can be found here,

Personal Code of Ethics

Janus Henderson Private Funds or Commingled Pools
Janus Henderson private funds and commingled pools are treated the same as all other limited offerings and private placements under the Code, including with respect to preclearance requirements. See sections 3.1.4 and 3.1.5. As noted there, preclearance requests should be submitted in MCO via the Private Placement/Limited Offering form at least two weeks in advance of the proposed investment date. The review of your subscription documents by Janus Henderson or the private fund administrator is not considered a substitute for the preclearance process run by Compliance.
3.2
Outside Business Activities (“OBA”)
3.2.1
Key Principles
Your business activities outside of work may present a conflict or other risk that could harm the Company, its shareholders or its clients. In order for Janus Henderson to identify and manage these conflicts and risks, you must disclose and receive approval for OBA and conduct approved activities in accordance with the requirements of this Code.
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Any OBA that involves a significant amount of time or provides a significant amount of income may present a conflict.
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Any OBA that is investment-related, including activities on behalf of a non-profit, may present a conflict.
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Any OBA that involves service on the board of directors of a publicly traded company may present a conflict and will generally not be permitted.
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At all times, the interests of the Company and its clients take priority over the outside business activities of Employees.
3.2.2
Disclosure and Approval Requirements
You are required to disclose and seek pre-approval for any of the following OBAs:78
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Serving as an employee, independent contractor, sole proprietor, officer, director or partner of or otherwise operating a for-profit business;
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Serving as a director, officer or executive management of a non-profit entity or performing investment-related functions on its behalf; and
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Engaging in any other outside employment or activity (paid or unpaid) that may give rise to a conflict with the Company, its shareholders or clients, or present a significant legal, regulatory, operational, reputational or other risk (e.g., operating a blog that provides financial advice or regularly participating in a television, radio or digital media show that may be controversial and reflect on Janus Henderson).
You are not required to disclose uncompensated service as a non-director, non-officer, non-executive management employee or volunteer for a non-profit entity, including civic organizations (e.g., your local homeowners or resident association), unless you will be performing investment-related functions on its behalf. You are also not generally required to disclose an occasional activity from which you may earn income (e.g.,

7 FINRA obligation: If you are a FINRA-licensed person, please consult with Distribution Compliance on the disclosure obligations in relation to outside directorships and other business interests.
8 Hong Kong SFC obligation: If you are a Hong Kong SFC-licensed person, please consult with local compliance on the disclosure obligations in relation to outside directorships and other business interests.

Personal Code of Ethics

sale of personal property on eBay or vacation rental of your primary residence) unless it is operated as a business or creates a conflict or other risk as described above.
Upon joining the Company, you must submit a request for approval in MCO before continuing any existing OBA. Additionally, prior to commencing any new OBA, you must submit a request for approval in MCO.
You must abide by the Company’s decision as to whether to permit an OBA and, if so, any conditions it places on your participation in the OBA.
You are required to keep your OBA disclosures current and accurate by promptly notifying Compliance of any relevant changes to your status (e.g., you are now serving on the investment committee) or the entity’s status (e.g., the company has become or is becoming publicly traded). You must attest to the accuracy and completeness of your OBA disclosures in MCO annually.
3.2.3
Approval Process
Compliance reviews and approves your OBA request if it does not present any actual or potential conflict or other risk. Compliance escalates your request to your direct manager, your head of business unit, the regional head of Compliance and/or the Ethics & Conflicts Committee, as appropriate, if the activity presents perceived, actual or potential conflict. Any such OBA requests will also be reported to the Ethics & Conflicts Committee.
In deciding whether to approve the activity, Compliance, your direct manager and/or the Ethics & Conflicts Committee will consider whether the OBA presents any conflict or other risk and, if so, whether that conflict or risk can be effectively mitigated. Your request will not be denied without good cause. Janus Henderson may impose any conditions on your participation in the OBA reasonably necessary to manage any conflicts or risks, including but not limited to requiring periodic certifications.
As a general rule, you will not be allowed to serve on the board of directors of any company with publicly-traded equity or debt. Exceptions must be approved by the Ethics & Conflicts Committee and may be escalated to other governance committees for additional approval as appropriate.
3.3
Gifts, Entertainment and Other Benefits Received
3.3.1
Key Principles
Your receipt of Gifts, Entertainment or Other Benefits from Business Relationships may present an actual, potential or apparent conflict or other risk that could harm the Company, its shareholders or its clients. In order for Janus Henderson to identify and manage these conflicts and risks, you must disclose and receive approval for Gifts, Entertainment or Other Benefits received or intended to be accepted from a Business Relationship in accordance with the requirements of this Code.
You must follow the restrictions that apply to your jurisdiction and business as set forth in the relevant regional rules in Appendix 3. All Entertainment received or proposed to be received must have a relevant business purpose and specific benefit to JHI or its clients. Employees located or doing business in the UK and Europe are generally limited to receiving certain minor non-monetary benefits, including hospitality of a reasonable de minimis value, such as food and drink during a business meeting or a conference, seminar or other training event.

Regardless of your business unit and location, you may not:

Personal Code of Ethics

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Receive cash, cash equivalents, loans or personal services on behalf of Janus Henderson, even if these fall within the limits outlined in the Appendices. This includes gift cards or certificates if they can be redeemed for cash.
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Receive special discounts unless they are available to all other Employees (e.g., a discount coupon from a retail store).
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Receive a Gift, Entertainment or Other Benefit if it could be perceived by others as a bribe or consideration for a business favour.
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Receive a Gift, Entertainment or Other Benefit that would be embarrassing to you or Janus Henderson if made public.
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Request a Gift, Entertainment or Other Benefit from a Business Relationship.
3.3.2
Disclosure and Pre-Approval Requirements
You are required to promptly disclose any Gifts, Entertainment or Other Benefits that you receive or wish to accept to the extent they exceed the relevant Disclosure Threshold described in the Appendices. You are also required to seek pre-approval for any Gifts, Entertainment or Other Benefits that you receive or wish to accept to the extent they exceed the relevant Individual or Annual Limit described in the Appendices or are otherwise restricted and constitute an exception to Policy.
The Appendices outline for each jurisdiction:
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Prohibitions
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Disclosure Thresholds
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Individual Limits
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Annual Limits
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Other rules or guidelines.
The described thresholds and limits apply to the total value of the Gift, Entertainment or Other Benefits, including any associated meals, drinks, tickets, transportation, etc. Any Annual Limits per provider apply to the combined total of all benefits received from the Business Relationship, including Business Meals. All Individual and Annual Limits related to Business Meals are exclusive of tax and gratuity.
You are required to attest at least annually that you have disclosed all Gifts, Entertainment or Other Benefits required to be disclosed and that you have not received any Gifts, Entertainment or Other Benefits outside of the Code requirements.
Industry Conferences, Seminars or Other Events
You may be invited to attend, participate in, or speak at industry conferences, seminars or other events where the event sponsor or another third party offers to cover costs associated with your attendance. Even where you are speaking or otherwise providing a benefit to the sponsor, you must seek pre-approval in MCO for any offers to cover travel, lodging or established event fees. You must also disclose any benefit received beyond routine event programming and associated event hospitality (i.e., food and drink on-site), such as special excursions (e.g., golf outings, boating trips, etc.), meals (e.g., separate dinner off-site) or other entertainment (e.g., theatre tickets). To the extent possible, these additional benefits must be approved in advance if the aggregate value exceeds the relevant Individual or Annual Limit described in the Appendices or are otherwise impermissible. Your request should also include the business rationale for accepting the accommodations vs. expensing the costs to JHI.

Personal Code of Ethics

3.3.3
Approval and Exceptions Process
Any Gift, Entertainment or Other Benefit whose value exceeds the relevant Individual or Annual Limit, or that constitutes an exception due to restrictions described in the Policy or its Appendices, must be pre-approved. In reviewing disclosures, Janus Henderson may consider the fair market value or the nominal or face value of the Gift, Entertainment or Other Benefit being provided as appropriate. Compliance, your direct manager, your head of business unit, the regional head of Compliance and/or the Ethics & Conflicts Committee, as appropriate, will generally review and approve or deny any requests that require preclearance. In connection with the approval, Janus Henderson may impose additional conditions or restrictions on the receipt of the Gifts, Entertainment or Other Benefits, including but not limited to requiring Janus Henderson or the Employee to reimburse the Business Relationship or the Employee donate to an appropriate charitable organization the amount by which the value of the Gift, Entertainment or Other Benefit exceeds the relevant Individual Limit. All Gift, Entertainment or Other Benefits which require preapproval are reported to the Ethics & Conflicts Committee.
If, after you have received Gifts, Entertainment or Other Benefits, you or Compliance determine the value is over the relevant Individual or Annual Limit or is otherwise inappropriate, your direct manager and Compliance will work with you to resolve the issue and ensure that you remain compliant with the Code and local regulations. In the event an Employee receives a Gift over the applicable limit, the Employee may be required to return the Gift or, at the direction of Compliance and the Ethics & Conflicts Committee, (1) pay the nominal or fair market value of the Gift and keep it, (2) donate the Gift to charity or (3) dispose of the Gift.
3.4
Political Activities
3.4.1
Key Principles
Your participation in Political Activities and your making of Political Contributions may present an actual, potential or apparent conflict or other risk that could harm the Company, its shareholders or its clients. In order for Janus Henderson to identify and manage these conflicts and risks, you9 must disclose and receive pre-approval for Political Activities and Political Contributions and conduct approved activities in accordance with the requirements of this Code.
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Only Covered Associates are allowed to solicit investment advisory services business from U.S. Government Entities.
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You are prohibited from directly or indirectly using a third party to solicit investment advisory services business from U.S. Government Entities without pre-approval from Compliance.
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You are prohibited from performing any act which would result in a violation of the Code whether directly or through or by any other person or means.
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No Employee may undertake any Political Activity (1) using the Company’s name, (2) during working hours, (3) on the Company’s premises and/or (4) with the use of Company’s equipment, property, funds or personnel without obtaining pre-approval from Compliance.
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At all times, the interests of the Company and its clients take priority over the personal political interests of Employees.
 9 For purposes of these Political Activities disclosure and preclearance rules alone, the terms “you” and “Employee” do not cover contractors.

Personal Code of Ethics

3.4.2
Disclosure and Pre-Approval Requirements
You are required to disclose and seek pre-approval for any Political Activities or Political Contributions of yourself or the Company. All Employees who are US citizens and an executive offer of Janus Henderson Group Ltd., Janus Henderson Investors US LLC, Janus Henderson Distributors US LLC or Janus Henderson Services US LLC are also required to disclose and seek pre-approval for any Political Activities or Political Contributions of their family members (i.e., a spouse, domestic partner or minor children). You should submit all requests for pre-approval to Compliance via MCO.
Any Political Contributions made by others (e.g., spouses, domestic partners, family members, friends, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of an Employee are considered to be made by that Employee for purposes of the Code.
3.4.3
Approval and Exceptions Process
You must obtain written approval from Compliance prior to making any Political Contribution or engaging in any Political Activity on behalf of yourself or the Company. All Employees who are US citizens and an executive offer of Janus Henderson Group Ltd. Janus Henderson Investors US LLC, Janus Henderson Distributors US LLC or Janus Henderson Services US LLC must also obtain written approval from Compliance before a family member (i.e., a spouse, domestic partner or minor children) makes a Political Contribution or engages in any Political Activity.
Compliance, and Legal as necessary, will review all requests to determine whether they are permissible based on the requirements of the Code as well as applicable federal, state and local restrictions.
In general, you may make Political Contributions of $150 (U.S. or local equivalent) to a candidate per election, subject to Compliance approval. Primary and general elections are considered separate elections. You may request exceptions to the $150 limit, which may be reviewed by representatives of the Legal and Compliance departments. In certain cases, exception requests may be escalated to the CEO for approval. The Company’s Political Activities and Political Contributions must be approved by the Executive Committee.
In general, contributions to and activities for charitable organizations, such as 501(c)(3)s, are not typically considered Political Activities or Contributions; however, you must keep in mind the anti-circumvention provisions of the Code (see Section 3.4.4). If you are unsure if a particular contribution or activity would comply with the Code and legal or regulatory requirements or require pre-approval, please consult with Compliance.
3.4.4
Conditions and Prohibitions
You are expected to exercise good judgment when engaging in Political Activities, making Political Contributions or otherwise using political influence. You must consider any actual, potential or apparent conflicts of interests when engaging in Political Activities or making Political Contributions. Regardless of amount, all Political Contributions must be entirely voluntary and unlikely to influence the candidate’s judgment regarding any continued or future investment advisory services business.
You are prohibited from making Political Contributions when the solicitation or request for such contribution implies that continued or future business depends on making such contributions. Similarly, no Political Activities should be performed nor Political Contributions made that create the appearance that the Company stands to receive preferential treatment in the selection of investment advisory services.
The Company and its Covered Associates are flatly prohibited from “bundling”, pooling or otherwise facilitating contributions or soliciting, directly or indirectly, contributions on behalf of candidates for state and local office and

Personal Code of Ethics

payments to state or local political parties. This includes activities such as serving on a candidate’s campaign finance committee, hosting fundraisers or otherwise engaging in political fundraising for Officials and state and local political parties, including political action committees (PACs) and inaugural and transitional expenses. For example, merely having one’s name appear in letterhead or any other portion of a fundraising letters or sponsoring a meeting or conference that features a government official as an attendee or guest speaker and involves fundraising may be considered soliciting contributions for a candidate or party.
In addition, any payments and/or contributions to state and local parties made to a PAC controlled by an SEC-registered investment adviser or any of its Covered Associates, either directly or indirectly, are strictly prohibited. As a result, Covered Associates and, for executive officers of SEC-registered investment advisers, members of their households are strictly prohibited from establishing, controlling or being involved with a PAC or any other entity that makes Political Contributions.
You are prohibited from performing any act that would result in a violation of the Code directly or through or by any other person or means. This means that you may not use other persons or entities, including affiliated entities or unaffiliated PACs, as “conduits” to circumvent applicable laws, rules, regulations and/or the Code.
3.4.5
Soliciting U.S. Government Entities on Behalf of SEC-Registered Advisers
Only Covered Associates are allowed to “solicit” investment advisory services business from U.S. Government Entities. Soliciting in this context means any direct or indirect communication with a U.S. Government Entity for the purpose of obtaining or retaining investment advisory services business. The following are examples of when such solicitation could result:
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leading, participating in or merely being present at a sales/solicitation meeting with a U.S. Government Entity;
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otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a U.S. Government Entity;
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signing a submission to a Request for Proposal in connection with investment advisory business;
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receiving a sales commission, servicing trailer, finder's fee or other compensation for helping an investment adviser obtain or retain investment advisory business with a U.S. Government Entity; or
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making introductions between officials of a U.S. Government Entity and an investment adviser.

Compliance will notify individual Employees of his or her status as a Covered Associate and will maintain and update these lists as necessary. Compliance will work with Human Resources to screen potential hires and internal transfers who may be entering or exiting Covered Associate status to ascertain if their Political Contributions have or have not exceeded the applicable de minimis limits prescribed by any legal, regulatory or contractual limitations.
No Employee may directly or indirectly use a third party or an affiliate (i.e., anyone who is not an Employee of the SEC-registered investment adviser) to solicit investment advisory services business from U.S. Government Entities without pre-approval from Compliance. Among other things, Compliance will vet any potential third party to determine if it is a permissible placement agent under SEC Rules 206(4)-1 and 206(4)-5.

Personal Code of Ethics

Appendix 1 − Definitions
Access Person: Any Employee who has access to non-public information regarding any client’s purchase or sale of securities or non-public information regarding the portfolio holdings of any client account. All persons covered by the Personal Account Dealing rules are deemed Access Persons.
Annual Limit: The maximum value of Gifts, Entertainment or Other Benefits that can be received from a single provider over the course of a year, absent an exception. The Annual Limit is combined for Business Meals and Entertainment.
Approved Brokers: Those brokers that provide Compliance with transactions and holdings data via electronic feed into MCO. A current list of Approved Brokers can be found in the Approved Broker Guidelines.
Beneficial Ownership: You are the beneficial owner of any account or securities in which you have a direct or indirect financial interest. This includes accounts held in the name of you, your spouse or equivalent domestic partner, your minor children, any adult children whom you claim as a dependent, and any other relatives living with you to whom you provide financial support. This may also include trusts for which you are a trustee or a beneficiary. See Appendix 2 for more detailed information and guidance on Beneficial Ownership.
Business Meals: A meal which the Business Relationship pays for and whose primary purpose is to discuss business. If the meal accompanies a form of Entertainment, it should be disclosed in conjunction with the Entertainment.
Business Relationship: Any person or entity that does or seeks to do business with or on behalf of Janus Henderson or any client.
Closed Period: The time period between the completion of a listed company's financial results and the announcing of these results to the public.
Covered Associate: Members of ExCo, listed officers of JHIUS, any Employee who solicits a government entity for JHIUS, Employees who directly or indirectly supervise an Employee who solicits a government entity for JHIUS, and any other persons identified by Compliance based upon requirements of Rule 206(4)-5. Compliance will inform individuals of their status as a “Covered Associate” for purposes of these Political Activities rules. Absent such a notification, Employees may generally assume they are not Covered Associates.
Covered Securities: In general, any securities and derivatives thereof, including but not limited to individual stocks and bonds, exchange-traded products (ETFs and ETNs), closed-end funds, private placements and limited offerings. See Appendix 2 for a detailed list of Covered Securities.
Disclosure Threshold: The value above which Gifts, Entertainment or Other Benefits are required to be disclosed.
Employees or You: All employees of Janus Henderson, as well as certain contactors as identified by Compliance.
Entertainment: A sporting event, concert, theatre performance, outdoor activity, reception, cocktail party, Business Meal or any other event that the Business Relationship pays for. In order to qualify as Entertainment, the Business Relationship must attend the event with you.
Ethics & Conflicts Committee: Governance committee composed of senior leaders throughout Janus Henderson. The Committee meets quarterly, or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Personal Code of Ethics

FCA: Financial Conduct Authority – a UK regulator.
Gift: Any item of value that is received from a current or prospective Business Relationship. Entertainment that the Business Relationship pays for, but does not attend, qualifies as a Gift.
Individual Limit: The maximum value of Gifts, Entertainment or Other Benefits that can be received from a single provider in connection with a single event or single day, absent an exception.
Investment Person: An Access Person who also makes or participates in making, decisions regarding the trading of securities in any client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations, compliance, investments, product development and ExCo members.
Janus Henderson or the Company: Janus Henderson Group Ltd., its affiliates and its subsidiaries.
Janus Henderson Products: Any fund or product for which Janus Henderson acts as an investment adviser, sub-adviser or principal underwriter (e.g., mutual funds, exchange-traded products, UCITS funds, investment trusts, commingled pools, hedge funds or subadvised products)
MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Personal Account Dealing.
Outside Business Activity (OBA): Any personal activities outside of work subject to the disclosure and pre- approval requirements described in sections 3.2.2.
Other Benefit: Any other non-cash value that is received from a current or prospective Business Relationship other than a Gift or Entertainment, such as conference or seminar fees.
Personal Account Dealing (PAD): The personal transactions in Covered Securities held in accounts under the Beneficial Ownership of persons covered by the Code.
Political Activity: Any activity that directly or indirectly supports a candidate’s campaign for governmental office, including but not limited to: (1) hosting fundraisers for candidates, committees and parties; (2) using your name or the Company’s name on fundraising literature; (3) “bundling” or coordinating contributions on behalf of others; (4) volunteering to make phone calls or canvas neighbourhoods; (5) participating in a PAC; (6) giving endorsements; or (7) serving on a candidate’s election committee.
Political Contribution: Any gift, subscription, loan, advance, or deposit of money or anything of value for: (1) the purpose of influencing any election for governmental office; (2) the payment of debt incurred in connection with any such election; or (3) transition or inaugural expenses incurred by the successful candidate for governmental office. Political Contributions include both monetary contributions and in-kind contributions.
Reportable Accounts: All brokerage accounts and any other accounts in which the Employee has Beneficial Ownership and that hold or can hold Covered Securities or Janus Henderson Products. Accounts opened for U.S. children under the Trump Accounts program are not considered Reportable Accounts due to a FINRA exemption and therefore Janus Henderson Products held in such accounts also do not require any reporting.
SEC: U.S Securities and Exchange Commission – a U.S. regulator.
U.S. Government Entity: Any U.S. state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

Personal Code of Ethics

Appendix 2 – PAD Guidelines
Covered Securities
The following securities and derivatives thereof, including any related warrants, rights, options, futures and swaps, are considered Covered Securities for purposes of Code requirements:
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equities − listed and unlisted shares
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fixed income instruments (other than those listed as non-covered below) including corporate, municipal and closely-held
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bonds and other direct debt instruments issued or guaranteed by governments of developing countries or in emerging markets
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ADRs, EDRs, GDRs or any other depository receipts
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ETFs/ETNs10
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closed-end funds
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hedge funds
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security token offerings, initial coin offerings or other tokenized securities
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special purpose acquisition companies (SPACs)
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private placements and limited offerings (including top-ups)
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private funds
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venture capital trusts (VCTs)
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investment trusts, including any Janus Henderson-managed investment trusts
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real estate investment trusts (REITs)
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investments listed above held in a wrapped product, such as an Individual Savings Account (ISA), Self-Invested Personal Pension (SIPP), Enterprise Investment Scheme (EIS), Seed Enterprise Investment Scheme (SEIS), Child Trust Funds (CTF), etc.
Non-Covered Securities, Financial Instruments and Other Assets
Anything that is not a security or a derivative thereof, such as commodities or currencies, is not considered a Covered Security. In addition, certain types of securities are not considered Covered Securities due to the absence of potential client conflicts. By way of illustration, the following securities, commodities, currencies and instruments (and derivatives thereof) are not considered Covered Securities for purposes of Code requirements:
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bank and term deposits
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bonds and other direct debt instruments issued or guaranteed by the government of the UK, the US or other developed countries
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commercial paper and investment grade short-term debt instruments, including repurchase agreements
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premium bonds (UK-specific)
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commodities
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currencies
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interest rates
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broad-based indices
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cryptocurrencies (other than those in security token offerings or initial coin offerings)
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non-fungible tokens (NFTs)
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regulated open-end funds (OEICs, Unit Trusts, NURS, US mutual funds, Australian managed investment schemes, etc.) and interval funds offered for purchase or sale at NAV

While the above securities, commodities, currencies, financial instruments or other assets are not considered Covered Securities for purposes of Code requirements, they may become Covered Securities to the extent they are included in or packaged into a Covered Security. For instance, cryptocurrency is not a Covered Security but an ETF of cryptocurrencies or cryptocurrency derivatives is a Covered Security.
 10While ETF trades generally are not subject to preclearance or minimum holding period, any trade in a single-stock ETF will be treated as a trade in the underlying security and therefore subject to both requirements.

Personal Code of Ethics

Beneficial Ownership

Definition of Beneficial Ownership
The Code applies to all accounts and securities beneficially owned by you as well as accounts under your direct or indirect influence or control. Essentially, this means that if you have the ability to profit, directly or indirectly, or share in any profit from a transaction, you have Beneficial Ownership. If you are unsure if an account or investment falls under your beneficial ownership (e.g., a share or investment club), please contact Compliance for further guidance.
Practical Application
You live with your parents: If you live in your parents’ house but do not financially support your parents, your parents’ accounts and securities are not beneficially owned by you and do not require disclosure.
Your parent lives with you: If you provide financial support to your parent, your parent’s accounts and securities are beneficially owned by you and require disclosure.
You have an adult child living in your home: If you provide financial support to your child, your child’s accounts and securities are beneficially owned by you and require disclosure.
You have a college-age child: If your child is in college and is your financial dependent, you are the beneficial owner of their accounts and securities, regardless of where they are living.
Your child has an UGMA/UTMA account: If you (or your spouse) are the custodian for the minor child, the child’s accounts are beneficially owned by you. If someone other than you (or your spouse) is the custodian for your minor child’s account, the account is not beneficially owned by you.
You have a domestic partner or similar cohabitation arrangement: If you contribute to the maintenance of a household and the financial support of a partner, your partner’s accounts and securities are beneficially owned by you and require disclosure.
You have a roommate: Generally, roommates are presumed to be temporary and therefore you have no beneficial ownership in one another’s accounts and securities.
You have power of attorney: If you have been granted power of attorney over an account, you are not the beneficial owner of the account until the time that the power of attorney has been activated.
You are the trustee and/or the beneficiary of a trust: Due to the complexity and variety of trust agreements, these situations require case‐by‐case review by Compliance.

Personal Code of Ethics

Appendix 3 – Gifts, Entertainment and Other Benefits Limits, Thresholds and Guidelines
U.S. and North America Requirements
Limits and Thresholds
Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	$50	$300	$300
Business Meals/Entertainment	$50	$500	$1,500 (combined)

Prohibitions
You may not receive any Entertainment that constitutes an “extraordinary” event, such as the Super Bowl, World Series, College Football Playoff Semi-Final and Championship games, NBA Finals, NHL Finals, etc.
Additional Restrictions for Traders and Trade Operations
Employees in Trading and Trade Operations may only accept Entertainment in the form of reasonable Business Meals. Participation in other Entertainment is allowed with permission from and subject to conditions imposed by the applicable Head of Trading and Compliance.

Personal Code of Ethics

UK and Europe Requirements
Front Office and Distribution Employees
The FCA has prohibited the receipt of anything other than “acceptable minor non-monetary benefits” in connection with the provision of an investment service or an ancillary service. Therefore, Employees in Front Office and Distribution functions may only receive acceptable minor non-monetary benefits.
Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	Not permitted
Business Meals	£30	£150	£750
Entertainment*	Not permitted
* Includes golf days, cricket and football matches and attendance of concert or theatre events.

All Other Employees

Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	£10	£75	£75
Business Meals	£30	£225	£1,125 (combined)
Entertainment	£30	£225

Personal Code of Ethics

Asia Pacific Requirements
Limits and Thresholds
Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Australia
Gifts	AUD 100	AUD 299	AUD 299
Business Meals	AUD 100	AUD 299	AUD 1,500 (combined)
Entertainment	AUD 100	AUD 299
Hong Kong
Gifts	HKD 300	HKD 1,200	HKD 1,200
Business Meals	HKD 1,100	HKD 1,500	HKD 7,500 (combined)
Entertainment	HKD 300	HKD 1,500
Japan
Gifts	JPY 5,000	JPY 15,000	JPY 15,000
Business Meals	JPY 20,000	JPY 30,000	JPY 100,000 (combined)
Entertainment	JPY 5,000	JPY 20,000
Singapore
Gifts	SGD 50	SGD 200	SGD 200
Business Meals	SGD 180	SGD 250	SGD 1,250 (combined)
Entertainment	SGD 50	SGD 250

Additional Restrictions for Traders and Trade Operations
Employees in Trading and Trade Operations may only accept Entertainment in the form of reasonable Business Meals. Participation in other Entertainment is allowed with permission from and subject to conditions imposed by the applicable Head of Trading and Compliance.

Personal Code of Ethics

Appendix 4 – Policies for Independent Fund Trustees
The following provisions apply to the Independent Trustees of the Janus Investment Fund (JIF), the Janus Aspen Series (JAS), the Janus Detroit Street Trust (DST) and the Clayton Street Trust (CST) (each a “Trust” and together the “Trusts”) with respect to the Trusts they oversee.
You are a fiduciary to the Trusts you oversee and owe fiduciary duties of loyalty and care to them. In meeting those fiduciary duties, you are expressly prohibited from:
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employing any device, scheme, or artifice to defraud the Trusts;
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making to the Trusts any untrue statement of a material fact or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading;
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engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or
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engaging in any manipulative practice with respect to the Trusts.
You are also required to adhere to the following more detailed requirements of the Code.
Personal Account Dealing Requirements
Account Disclosures
At the time of onboarding and annually thereafter, you must disclose any accounts which hold Janus Henderson Products and in which you have direct or Beneficial Ownership. You must certify annually that you adhered to this requirement.
Trades in Covered Securities
While you are not required to preclear trades in Covered Securities, you are prohibited from discretionary trading of a Covered Security in accounts in which you have direct or Beneficial Ownership when you knew or should have known that during the 15-day period immediately before or after your transaction (a) one of the Trusts you oversee purchased or sold the Covered Security; or (b) one of the Trusts you oversee or Janus Henderson considered purchasing or selling the Covered Security. Additionally, you must certify annually that you adhered to this requirement.
In the event there is such a transaction in Covered Securities, you must contact the Chief Compliance Officer so that you can complete the quarterly transaction report required under SEC Rule 17j-1(d)(2).
Trades in the Trusts
You are discouraged from engaging in short-term or speculative transactions in shares of the funds you oversee, where such trading is inconsistent with such fund’s intended use. You are also prohibited from trading in shares of the funds you oversee while in the possession of material non-public (inside) information concerning such funds. As needed, please contact the Trusts’ Chief Compliance Officer, Janus Henderson internal counsel, or your independent trustee counsel for advice and direction regarding the types of non-public information that may be considered material.
Trades in JHG Securities
You are prohibited from having direct or Beneficial Ownership of equity securities issued by Janus Henderson Group Ltd.
Communications with the Investment Team
You will receive regular information about the Trusts’ investment activities in general board meetings, in Diligent and in ongoing communications between Janus Henderson and the Trustees. In addition, Janus Henderson

Personal Code of Ethics

personnel respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting the funds you oversee. The U.S. Mutual Funds’ holdings disclosure policy specifically provides that, for legitimate business purposes, the Trustees may receive non-public information regarding the funds’ portfolio holdings. You should be sensitive to the potential conflicts of interest and reporting requirements (as noted above) that your receipt of that information may create with respect to your personal trading.
Gifts and Entertainment Received Requirements
You are prohibited from soliciting Gifts or Entertainment from Janus Henderson. While you are not required to disclose or obtain preapproval for Gifts or Entertainment received from Janus Henderson, you may not receive more than $300 in Gifts from Janus Henderson in a calendar year. In addition, you may not receive more than $500 value in Entertainment from Janus Henderson for a given event. The aggregate value of all such Gifts and Entertainment received may not exceed $1,500 per calendar year. The limits apply to the total value of the outing, including meals, travel (airfare/ hotels/ cars), tickets, limo rides, etc. These limitations do not apply to meals served in conjunction with board meetings.